Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendments No. 1 to Registration Statements on Form S-3 (Registration Nos. 333-07229; 333-13811; 333-15375; 333-18273; 333-43137 and 333-51367); Post-Effective
Amendments No. 2 to Registration Statements on Form S-3 (Registration Nos. 33-54784; 33-49881; 33-57533 and 33-63097); Post-Effective Amendment No. 3 to
Registration    Statement   on   Form   S-3   (Registration   No.   33-45498);
Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-60553); Post-Effective Amendments No. 1 to Registration Statements on Form S-8 (Registration Nos. 33-45279; 33-60695; 333-02875; 333-07105; 333-20913; 333-24331 and 333-58657); Post-Effective Amendment No.
5 to Registration Statement on Form S-8 (Registration No. 2-80406) and Post-Effective Amendments No. 2 on Form S-8 to Registration Statements on Form S-4 (Registration Nos. 33-43125; 33-55145; 33-63351; 33-62069; 33-62208;
333-16189 and 333-40515) of NationsBank Corporation dated September 28, 1998 of our report dated January 20, 1998, with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP


San Francisco, California
September 25, 1998